Exhibit 10.27

ARTHUR J. GALLAGHER & CO.

1988 NONQUALIFIED STOCK OPTION PLAN

(Restated as of January 22, 1998)

– CONFORMED THROUGH AMENDMENT NO. 6 –

1.	Purpose

The purpose of this 1988 Nonqualified Stock Option Plan (the “Plan”) is to promote the interests of Arthur J. Gallagher & Co., a Delaware corporation (the “Company”), and its shareholders by providing key employees on whom rests the major responsibility for the present and future success of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to so acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

2.	Administration

A.	All administrative duties hereunder shall rest with the Option Committee of the Board of Directors (hereinafter the “Committee”). The Committee shall have the duty and authority, subject to the provisions of the Plan, to:

(i)	determine which individuals shall receive options and how many options each individual shall receive;

(ii)	grant the options;

(iii)	determine the terms and conditions of the options including exercise dates, limitations on exercise and time periods for exercise (“Vesting Schedules”), and the price and payment terms;

(iv)	determine the limitation, if any, on the number of shares acquired under an option which may be sold by the employee in any year;

(v)	prescribe the form or forms of the instruments evidencing any options granted under the Plan (“Option Agreements”) and of any other instruments required under the Plan, and to change such forms from time to time; and

(vi)	adopt such rules and regulations for the administration of the Plan as it deems appropriate.

B.	The Committee is further authorized, at the discretion of the Committee, to amend, at any time, all Option Agreements entered into pursuant to the Plan and in effect as of May 11, 1993:

(i)	to provide that the Option Agreements, and all rights thereunder, shall continue and be unaffected by any termination of the employment relationship of the type described in Paragraph 2(C) below; and/or

(ii)	to accelerate or shorten Vesting Schedules in the event of any termination of the employment relationship of the type described in Paragraph 2(C) below.

C.	The types of termination of the employment relationship between an optionee and the Company to which the Committee’s amendatory power shall apply are as follows:

(i)	termination due to the death of the optionee; and

(ii)	termination of the employment relationship at a time when the optionee’s medical condition, upon such termination, would qualify the optionee to receive long term disability benefits under the Company’s employee benefits plan; and

(iii)	termination of the employment relationship at a time when the optionee, upon such termination, would be immediately eligible to commence to receive retirement benefits under the Company’s pension plan.

D.	The Committee is further authorized, at its discretion, to amend at any time all previous grants of options pursuant to the Plan and in effect as of January 22, 1998, to provide that in the event of a change in control of the Company, as defined in Paragraph 18 below, all such options shall become immediately vested and exercisable.

E.	In exercising the authority set forth in Section 2A, the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company’s success, and such other factors as the Committee, in its discretion, shall deem relevant.”

3.	Shares Subject to the Plan

The shares that may be made subject to options under the Plan shall be shares of Common Stock of the Company, one dollar ($1.00) par value (“Common Stock”), and the total shares subject to option and issued pursuant to this Plan shall not exceed, in the aggregate, 39,600,000 shares of the Common Stock of the Company. If any such option lapses or terminates for any reason without having been exercised in full, the shares covered by the unexercised portion of such option may again be made subject to options granted under the Plan. Shares issued upon exercise of options granted under the Plan may be shares held by the Company either as treasury shares or as authorized but previously unissued shares. Upon authorization from the Board of Directors, the Company may from time to time acquire shares of Common Stock on the open market upon such terms as the Board shall deem appropriate for reserve in its treasury for reissuance in connection with exercises hereunder.

4.	Eligibility

Employees eligible to participate in the Plan shall be those salaried officers and other salaried key employees of the Company and its subsidiaries who, in the opinion of the Committee, are in a position to affect materially the profitability and growth of the Company and its subsidiaries. Directors who are salaried key employees within the meaning of the foregoing are eligible to participate in the Plan, provided however that members of the Committee shall not be eligible to receive options.

5.	Granting of Options

Subject to the terms and conditions of the Plan, the Committee may from time to time prior to the termination of the Plan grant to eligible employees options to purchase the number of shares of Common Stock authorized by the Committee, subject to such terms and conditions as the Committee may determine. More than one option may be granted to the same employee. The day on which the Committee approves the granting of an option shall be considered as the date on which such option is granted.

6.	Option Price

The purchase price per share of Common Stock subject to an option shall be fixed by the Committee. In no event shall options for more than 500,000 shares of Common Stock be granted under the Plan at less than fair market value over the life of the Plan.

7.	Term of Options

The term of each option shall be not more than 10 years commencing with the date of the grant. Each option shall also terminate as provided in Section 12.

8.	Method of Exercising Options

Any option granted hereunder may be exercised by the optionee by delivering to the Company at its main office (attention of the Secretary) written notice of the number of shares with respect to which the option rights are being exercised and by paying in cash the purchase price of the shares purchased in full, in exchange for the issuance and delivery of certificates therefor. The Committee in its discretion may permit an employee to use shares of stock of the Company as payment for additional stock purchased pursuant to an option. The value of the shares to be used as payment shall be determined by the Committee. The Company may delay the processing of any exercise hereunder so long as may be necessary, in the opinion of counsel to the Company, to comply with securities laws and regulations relating to disclosure of material non-public information concerning the Company.

9.	Amount Exercisable

Each option may be exercised, so long as it is valid and outstanding, from time to time in part or as a whole, subject to any limitations with respect to the number of shares for which the option may be exercised at a particular time and to such other conditions as the Committee in its discretion may specify upon granting the option. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options shall become exercisable in part or in full, (ii) any or all outstanding options shall continue to become exercisable in part or in full following termination of an optionee’s employment with the Company or a subsidiary for any reason specified by the Committee and (iii) any or all outstanding options shall remain exercisable in part or in full following termination of an optionee’s employment with the Company or a subsidiary for any reason specified by the Committee.

10.	Capital Adjustments Affecting Common Stock

In the event of a capital adjustment resulting from a stock dividend, stock split, reorganization, merger, consolidation, or a combination or exchange of shares, the number of shares of Common Stock subject to the Plan and the number of shares under the option shall be adjusted in a manner consistent with such capital adjustment. The price of any shares under option shall be adjusted so that there will be no change in the aggregate purchase price payable upon exercise of any such option.

11.	Transferability of Options

Options shall not be transferable by the optionee otherwise than by will or under the laws of descent and distribution, and shall be exercisable, during his lifetime, only by him.

12.	Termination of Employment or Death of Optionee

Any termination of the employment relationship between the Company or a subsidiary and the optionee due to death, disability or retirement, as those events are provided for in Section 2(C)(i), (ii) and (iii), shall not act to terminate an option grant. Except as may otherwise be provided by the Committee in its sole discretion on or after the date on which an option is granted hereunder, a termination of the employment relationship for any reason other than those so provided in Section 2(C)(i), (ii) and (iii) shall act to terminate an option grant as of the effective date of such termination of the employment relationship, as reflected in the records of the Company. The Committee shall have the authority to determine whether an authorized leave of absence or absence due to military or government service shall constitute a termination of the employment relationship for purposes hereof.

13.	Requirements of Law

In the event the shares issuable on exercise of an option are not registered under the Securities Act of 1933, the Company shall imprint the following legend or any other legend which counsel for the Company considers necessary or advisable to comply with the Securities Act of 1933:

“The shares of stock represented by this certificate have not been registered under the Securities Act of 1933 or under the securities laws of any State and may not be sold or transferred except upon such registration or upon receipt by the Corporation of an opinion of counsel in form and substance satisfactory to the Corporation that registration is not required for such sale or transfer.”

The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the Securities Act of 1933 (as now in effect or as hereafter amended); and in the event any shares are so registered the Company may remove any legend on certificates representing such shares. The Company shall make reasonable efforts to cause the exercise of an option or the issuance of shares pursuant thereto to comply with any law or regulation of any governmental authority.

14.	No Rights as Stockholder

No optionee shall have rights as a stockholder with respect to shares covered by an option until the date of issuance of a stock certificate for such shares; and, except as otherwise provided in Paragraph 10 hereof, no adjustment for dividends, or otherwise, shall be made if the record date therefor is prior to the date of issuance of such certificate.

15.	Employment Obligation

The granting of any option shall not impose upon the Company or subsidiary any obligation to employ or continue to employ any optionee; and the right of the Company or subsidiary to terminate the employment of any officer or other employee shall not be diminished or affected by reason of the fact that an option has been granted to such officer or employee.

16.	Form of Agreement

Each option granted hereunder shall be embodied in a writing, the form and content of which shall be as the Committee in its discretion shall deem advisable.

17.	Amendment, Termination and Effective Date

This Plan shall be effective as of June 1, 1988, and shall terminate on May 31, 2008. The Board shall have the right to amend, suspend or terminate the Plan, provided that no termination or amendment of the Plan may, without the consent of the individual to whom any option shall have been theretofor granted, adversely affect the rights of such individual under such option.

18.	Change in Control

In the event of a change in control of the Company, as defined below, each option outstanding shall immediately become exercisable in full. For all purposes of the Plan, a “change in control of the Company” occurs if: (a) any person or group, as defined in Sections 13(d) and 14(d)(2) of the Exchange Act, as amended, is or becomes the beneficial owner, directly or indirectly of securities of the Company representing 50 percent or more of the combined voting power of the Company’s outstanding securities then entitled to vote for the election of directors; or (b) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors and any new directors whose election by the Board or nomination for election by the Company’s Stockholders was approved by at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved cease for any reason to constitute at least a majority thereof; or the Stockholders of the Company shall approve the sale of all or substantially all of the assets of the Company or any merger, consolidation, issuance of securities or purchase of assets, the result of which would be the occurrence of any event described in clause (a) or (b) above.”